Security Devices International Kicks off Byrna™ HD Sales with the
Launch of New E-Commerce Store

Breakthrough Non-Lethal Personal Security Device Now Available for Purchase at
WWW.BYRNA.COM/PRODUCTS

Byrna HD Kit Available in Byrna Orange, Black, Desert Tan or Digital Camouflage Starting at
an E-Commerce Store Launch Pricing of $349.99

WAKEFIELD, Mass., February 11, 2019 -- Security Devices International Inc. (“SDI”) (CSE: SDZ) (OTCQB: SDEV), an emerging non-lethal technology company, has commenced commercialization of the breakthrough Byrna™ HD non-lethal personal security device beginning with the launch of its new E-commerce store and concurrent with the first preorders being accepted in the United States at a special introductory price at the Byrna booth during DAYTONA Speedweeks on February 10th, 2019.

The full Byrna HD collection is now available to the public for the first time through the Byrna HD E-Commerce store at www.byrna.com/products. Customers who preorder the Byrna HD will receive 15% off their order with the coupon code BYRNANATION.

Concurrent with the E-commerce launch, SDI is accepting Byrna HD preorders at a special introductory price at the Byrna booth at the Daytona International Speedway during DAYTONA Speedweeks until February 17, 2019. SDI will offer the Byrna HD kit as a stand-alone product in either Byrna Orange, Black, or Desert Tan. A Digital Camouflage version will also be available at an additional charge.

“We are thrilled to offer consumers the opportunity to preorder a Byrna™ HD non-lethal personal security device for the first time,” said Bryan Ganz, President of SDI. “Our product fills a critical hole within the self-defense spectrum, uniquely allowing consumers to engage threats at range in a non-lethal manner. We believe there is significant commercial demand for our product and look forward to ramping production to meet this anticipated demand. I am incredibly proud of our E-commerce, sales, engineering and production teams, who have made commercialization of this innovative product possible. I look forward to providing the investment community with further updates on our sales progress as we strive to build long-term shareholder value.” The Byrna™ HD (Home Defense) is a disruptive new non-lethal device aimed at the home defense and personal security markets. Its patented design, compact size, five-round magazine, laser sight adaptability and point and shoot capabilities will make the Byrna™ a truly effective personal security device offering many of the same features as today’s popular handguns, but with one critical difference – it fires non-lethal rounds which do not result in the loss of human life. Instead, the Byrna™ delivers a chemical payload that causes an immediate burning sensation in the attacker’s eyes and respiratory system (hence the name “bur-nah”) thereby Deterring, Disorienting, Disrupting and Delaying an attacker, providing time to escape or call for assistance.

The Byrna™ HD will not require a gun license and has a starting price of $349. It will be able to be fitted with laser sights or flashlights and fit easily in either an inside the waistband or tactical holster. The Byrna™ HD was designed for those wanting a way to stop an attacker at standoff distances far beyond what is generally available on the market today (except with a lethal device), in order to disarm a threat before it escalates out of control and without the need to use deadly force. It’s ease of use and obtainability will make it a natural choice for both those homeowners that would never own a gun as well as a must-have add-on to any gun enthusiast’s firearms collection. The Byrna™ HD is now available for sale on www.byrna.com.

Byrna HD Package Pricing

Description	Marksman Package	Sharpshooter Package	Expert Package
Byrna HD Kit (Includes case, spare magazine, two CO2 cartridges and 15 assorted projectiles of all 3 types)	✓	✓	✓
C02 Cartridge (10 count)	✓	2 boxes	2 boxes
Spare Magazines (2)		✓	✓
Practice (Training)	✓	✓	✓
Projectiles (100 count)
Practice (Inert)		✓	✓
Projectiles (100 count)
Self-Defense Projectiles (5 count)		✓	✓
Crimson Trace Laser			✓
MSRP	$390	$526	$685
Internet Special Launch Pricing	$349	$475	$625
Special Daytona Introductory Pricing*	$299	$375	$475

*Available only at DAYTONA Speedweeks

About Security Devices International

Security Devices International, Inc. (CSE: SDZ) (OTCQB: SDEV) is a technology company specializing in the areas of Personal Security Devices, Military, Law Enforcement, Corrections, and Private Security. The Company develops and manufactures innovative, less lethal equipment and munitions. For more information on SDI, please visit the corporate website here or the company’s investor relations site here.

About the Byrna™ HD Personal Security Device

The Byrna™ HD is a disruptive new non-lethal device aimed at the home defense and personal security markets. Its small size (similar to popular lethal handguns on the market today), ease of obtaining, ease of carry, effectiveness in deterring or stopping an intruder and accessible price point should be appealing to individuals who want protection, but either don't want the hassle of obtaining a gun license or don't want the risk of having a hand gun in their home, as well as to gun enthusiasts who appreciate a precision piece of equipment and want something in their collection that is both effective and non-lethal.

The Byrna™ HD comes with multiple easily reloadable magazines that can hold .68 caliber training rounds, impact rounds or highly effective payload rounds designed to burn an assailant’s eyes and respiratory system upon contact. It will also be able to hold inert rounds and impact rounds that can be used for training. Accurate up to 60 feet, the Byrna™ HD is fitted with a picatinny rail that allows owners to mount either a laser sight or flash light making it easy for novices to fire it accurately. The Byrna™ HD is ideal for today’s homeowners, boaters, truckers, outdoor enthusiasts and gun enthusiasts around the world. For more information on the Byrna™, please click here.

The Byrna HD is not a “firearm” under federal law and does not require a federal gun license. State laws and local ordinances may regulate its possession, use, and carry in certain localities. More information on these types of regulations will be available on our website before the launch.

Forward Looking Statement

This news release includes certain “forward looking statements” reflecting management’s current expectations of future events including, without limitation, those about the anticipated production, delivery, effectiveness, legality, performance, sales, and marketing of the Byrna™ HD, and the anticipated market response. These statements involve risks and uncertainties, and actual results may differ from current expectations. Risks and uncertainties include without limitation: design flaws uncovered during testing; production problems that cause manufacturing or shipping delays, quality problems, or cost overruns; the Company’s dependence in part or in whole on the performance of third parties including those located outside the United States in connection with sourcing of components, distribution and resale, and logistic and assembly services; the dependency of the Company on proprietary and other intellectual property, which may not be available to the Company on commercially reasonable terms or at all; the impact of unfavorable legal proceedings, including intellectual property disputes; the impact of state and local laws and regulation or changes to laws and regulations including licensing, registration, and certification laws related to sale, possession or use of Byrna products or pepper-based defense products; the ability of the Company to manage risks associated with its activities at a manageable cost, including complying with applicable laws and regulations, and renewing and maintaining adequate insurance; and competition from less expensive or superior products that may be developed. Except as required by law, SDI disclaims any intention and assumes no obligation to update or revise any forward-looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward-looking statements or otherwise.

Investor Relations
MZ North America
Chris Tyson
Managing Director
949-491-8235
SDEV@mzgroup.us